Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-136963, 333-85368, 333-84787) of BioMarin Pharmaceutical Inc. of our report dated February 25, 2008 relating to the financial statement of BioMarin/Genzyme LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts February 24, 2010